EXHIBIT 2.34
EXECUTION COPY
JOINDER
Reference is made to the following agreements:
(i)	Indenture dated as of November 30, 2006 (the “First Priority Indenture”) by and among Satélites Mexicanos, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the law of the United Mexican States (the “Company”), the First Priority Guarantors named therein and HSBC Bank USA, National Association, as indenture trustee (in such capacity, the “First Priority Indenture Trustee”);
(ii)	First Priority Collateral Trust Agreement dated as of November 30, 2006 (the “FPCTA”) by and among the Company, each of the First Priority Guarantors named therein, the Indenture Trustee and HSBC Bank USA, National Association, as the collateral trustee (in such capacity, the “First Priority Collateral Trustee”);
(iii)	Indenture dated as of November 30, 2006 (the “Second Priority Indenture”) by and among the Company, the Second Priority Guarantors named therein and Wells Fargo Bank, National Association, as indenture trustee (in such capacity, the “Second Priority Indenture Trustee”);
(iv)	Second Priority Collateral Trust Agreement dated as of November 30, 2006 (the “SPCTA”) by and among the Company, the Second Priority Guarantors named therein, the Second Priority Indenture Trustee and Wells Fargo Bank, National Association, as collateral trustee (in such capacity, the “Second Priority Collateral Trustee”);
(v)	Intercreditor Agreement, dated as of November 30, 2006 (the “Intercreditor Agreement”) by and among the Company, the First Priority Indenture Trustee, the First Priority Collateral Trustee, the Second Priority Indenture Trustee and the Second Priority Collateral Trustee.
WHEREAS, the undersigned (the “New Subsidiary”), a Delaware corporation and wholly-owned subsidiary of the Company, was incorporated on the date hereof;
WHEREAS, the New Subsidiary is a Restricted Subsidiary, as such term is defined in the First Priority Indenture and in the Second Priority Indenture;
WHEREAS, pursuant to Section 4.33(b)(i)(z) of the First Priority Indenture, the Company must cause the New Subsidiary to execute and deliver to the First Priority Indenture Trustee documents by which the undersigned becomes a party to the Intercreditor Agreement and all other First Priority Documents (as defined in the First Priority Indenture) as required by the First Priority Indenture Trustee; and

WHEREAS, pursuant to Section 4.28(b)(i)(z) of the Second Priority Indenture, the Company must cause the New Subsidiary to execute and deliver to the Second Priority Indenture Trustee documents by which the undersigned becomes a party to the Intercreditor Agreement and all other Second Priority Documents (as defined in the Second Priority Indenture) as required by the Second Priority Indenture Trustee.
NOW THEREFORE, in order to comply with the provisions of the First Priority Indenture and Second Priority Indenture described above, the New Subsidiary hereby:
1. joins in the execution of the Intercreditor Agreement as an First Priority Guarantor and as a Second Priority Guarantor (as such terms are defined therein) and agrees that by execution hereof it is bound by all of the terms and provisions thereof;
2. joins in the execution of the FPCTA as an Additional Guarantor (as such term is defined therein) and agrees that by execution hereof it is bound by all of the terms and provisions thereof; and
3. joins in the execution of the SPCTA as an Additional Guarantor (as such term is defined therein) and agrees that by execution hereof it is bound by all of the terms and provisions thereof.
[signature page follows]

IN WITNESS WHEREOF, the New Subsidiary has executed this Joinder this 21st day of May, 2009.

ALTERNA’TV INTERNATIONAL CORPORATION
By:	LUIS FERNANDO STEIN VELASCO
	Name:	Luis Fernando Stein Velasco
	Title:	CFO & Treasurer

By:	/s/ VERÓNICA GUTIÉRREZ ZAMORA GARCÍA
	Name:	Verónica Gutiérrez Zamora García
	Title:	VP Legal Affairs
Signature Page to Joinder